Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

BIOMED REALTY TRUST REPORTS
FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

— Acquisition Program Ahead of Plan —

     SAN DIEGO, CA – February 17, 2005 – BioMed Realty Trust, Inc. (NYSE: BMR) today announced results for its fourth quarter and year ended December 31, 2004, marking its first full quarter as a public company since the completion of its initial public offering in August 2004.

     Net income for the fourth quarter was $3.0 million, or $0.09 per diluted share. Funds from operations (FFO) were $8.9 million, or $0.26 per diluted share, and adjusted funds from operations (AFFO) were $9.6 million, or $0.28 per diluted share, for the same period. Revenue for the fourth quarter was $19.7 million.

     For the year, the company reported net income of $4.8 million, or $0.15 per diluted share. FFO were $13.1 million, or $0.39 per diluted share, and AFFO were $14.3 million, or $0.42 per diluted share. Revenue for the year was $28.7 million. The weighted average number of basic and diluted shares outstanding was 31,107,856 and 34,129,493, respectively, for the fourth quarter and 30,965,178 and 33,767,575, respectively, for the year ended December 31, 2004.

     The above financial results for the year ended December 31, 2004 do not include results of the company’s predecessor from the period prior to the company commencing operations on August 11, 2004. Management does not believe that historical financial results are indicative of the company’s expected future operating performance, because year-to-year financial comparisons with the predecessor company are not meaningful given the predecessor’s limited operations.

     FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO and AFFO is included at the end of this release.

     “During the fourth quarter of 2004, we further strengthened our life science property portfolio – acquiring the San Diego Science Center in October and the Ardentech Court property, located in Northern California, in November. In addition, we established a presence in the important Maryland

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BioMed Realty Trust, Inc.
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life science market with the acquisition and leaseback of two properties from Guilford Pharmaceuticals Inc. (Nasdaq: GLFD) in December. These transactions, combined with the acquisition of 13 properties under contract at the time of our initial public offering in August, increased the company’s total portfolio at year end to 17 properties with an aggregate of 2.6 million rentable square feet,” said Alan D. Gold, president and chief executive officer of BioMed Realty Trust.

     “We begin 2005 with a growing pipeline of acquisition properties and a solid financial foundation, as well as the professional resources to manage our expansion within the fragmented life science industry,” Gold added.

     Gold highlighted the company’s announcement subsequent to year end of a lease with Nuvelo, Inc. (Nasdaq: NUVO) for approximately 55,000 rentable square feet of vacant space at the company’s Industrial Road property in San Carlos, California and the appointment of M. Faye Wilson, a former director of Home Depot (NYSE: HD), to its board.

     The company’s current 17 properties, located in San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York, consist of 33 buildings with 2.6 million rentable square feet of life science and laboratory real estate that was 95.3 percent leased as of December 31, 2004. As previously disclosed, the company expects to acquire the third building on the Bridgeview property in March 2005, as a result of the seller exercising its right to extend the closing date to facilitate a like-kind exchange. The company also owns undeveloped land that it estimates can support up to 548,000 square feet of laboratory and office space.

     During the fourth quarter the company completed a $49.3 million, five-year mortgage financing with The Northwestern Mutual Life Insurance Company, which will be used to finance acquisitions and for other corporate purposes. The loan is secured by the company’s Bayshore Boulevard, Monte Villa Parkway and Towne Centre Drive properties, bears interest at a fixed rate of 4.55 percent per annum and has a maturity date of January 1, 2010.

     The company also declared a dividend of $0.27 per share of common stock for the fourth quarter. As previously announced, the dividend was paid on January 14, 2005 to stockholders of record as of December 31, 2004. The dividend, which is the first full quarterly dividend paid by the company, is equivalent to an annualized dividend of $1.08 per common share.

Teleconference and Web Cast

     BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) today to discuss the company’s financial results and operations for the year. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at http://www.biomedrealty.com and

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http://www.companyboardroom.com, or live by calling (877) 226-4265 with call ID number 3830436. Participants who wish to participate in the live call are encouraged to pre-register by email at info@maierco.com or by calling (310) 442-9852. The call will be archived for two weeks on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Thursday, February 17, 2005 through midnight Pacific Time on Tuesday, February 22, 2005 by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code: 3830436.

Supplemental Information

     Supplemental operating and financial data are available in the Investor Relations section of the company’s web site at www.biomedrealty.com.

About BioMed Realty Trust

     BioMed Realty Trust, Inc. is a real estate investment trust focused on acquiring, owning, leasing, managing and selectively developing laboratory and office space for lease to life science tenants. Tenants include biotechnology and pharmaceutical companies, scientific research institutions, government agencies, physician groups and other entities involved in the life science industry. The company targets properties located in markets with established reputations as centers for scientific research, including San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York/New Jersey and Boston. Additional information is available at www.biomedrealty.com.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the California region; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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(Financial Tables Follow)

BIOMED REALTY TRUST, INC. AND
INHALE 201 INDUSTRIAL ROAD, L.P. (PREDECESSOR)
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

		Inhale 201
	BioMed Realty	Industrial Road,
	Trust, Inc.	L.P. (Predecessor)
	December 31,	December 31,
	2004	2003
Assets
Rental property:
Land	$68,755	$12,000
Ground lease	14,217	—
Buildings and improvements	388,785	37,588

	471,757	49,588
Less: accumulated depreciation and amortization	(3,269)	(2,563)

Net rental property	468,488	47,025
Investment in unconsolidated partnership	2,470	—
Cash and cash equivalents	27,869	157
Restricted cash	2,470	—
Accounts receivable, net	1,837	—
Accrued straight-line rents, net	3,306	2,427
Acquired above market leases, net	8,006	—
Deferred leasing costs, net	61,503	287
Deferred loan costs, net	1,700	29
Prepaid expenses	1,531	—
Other assets	2,543	131
Total assets	$581,723	$50,056

Liabilities and Stockholders’ and Owners’ Equity
Liabilities
Secured notes payable, net	$102,236	$34,208
Security deposits	4,831	—
Due to affiliates	53	3,000
Dividends and distributions payable	9,249	—
Accounts payable and accrued expenses	7,529	389
Acquired lease obligations, net	13,741	—

Total liabilities	137,639	37,597
Minority interests	22,267	—
Stockholders’ and owners’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 31,386,333 shares issued and outstanding	314	—
Additional paid-in capital	434,075	—
Deferred compensation	(4,182)	—
Dividends in excess of earnings	(8,390)	—
Owners’ equity	—	12,459

Total stockholders’ and owners’ equity	421,817	12,459

Total liabilities and stockholders’ and owners’ equity	$581,723	$50,056

BIOMED REALTY TRUST, INC. AND
INHALE 201 INDUSTRIAL ROAD, L.P. (PREDECESSOR)
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

		Inhale 201 Industrial Road, L.P.
	BioMed Realty Trust, Inc.	(Predecessor)
	Three Months ended	Three months ended
	December 31, 2004	December 31, 2003
Revenues:
Rental	$13,326	$1,569

Tenant recoveries	6,344	187

Total revenues	19,670	1,756

Expenses:
Rental operations	8,004	200
Depreciation and amortization	5,602	242
General and administrative	2,011	—

Total expenses	15,617	442

Income from operations	4,053	1,314

Equity in net loss of unconsolidated partnership	(11)	—
Interest income	66	1
Interest expense	(962)	(751)

Income before minority interests	3,146	564
Minority interests	(191)	—

Net income	$2,955	$564

Basic earnings per share	$0.10

Diluted earnings per share	$0.09

Weighted-average common shares outstanding:
Basic	31,107,856

Diluted	34,129,493

BIOMED REALTY TRUST, INC. AND
INHALE 201 INDUSTRIAL ROAD, L.P. (PREDECESSOR)
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	BioMed Realty	Inhale 201 Industrial Road, L.P.
	Trust, Inc.	(Predecessor)
		Period
	Period	January 1,
	August 11, 2004	2004 through
	through	August 17,	Year Ended
	December 31, 2004	2004	December 31, 2003
Revenues:
Rental	$19,432	$3,339	$6,275
Tenant recoveries	9,222	375	744

Total revenues	28,654	3,714	7,019

Expenses:
Rental operations	11,619	353	830
Depreciation and amortization	7,853	600	955
General and administrative	3,130	—	—

Total expenses	22,602	953	1,785

Income from operations	6,052	2,761	5,234

Equity in net loss of unconsolidated partnership	(11)	—	—
Interest income	190	—	1
Interest expense	(1,180)	(1,760)	(2,901)

Income before minority interests	5,051	1,001	2,334
Minority interests	(269)	—	—

Net income	$4,782	$1,001	$2,334

Basic earnings per share	$0.15

Diluted earnings per share	$0.15

Weighted-average common shares outstanding:
Basic	30,965,178

Diluted	33,767,575

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(Unaudited)

		Period August 11, 2004
	Three Months ended	through
	December 31, 2004	December 31, 2004
Net income	$2,955	$4,782

Adjustments:
Minority interests	278	414
Depreciation and amortization – real estate assets	5,652	7,903

Funds from operations (FFO)	8,885	13,099
Master lease receipts	872	1,327
Capital expenditures	(57)	(57)
Amortization of deferred loan costs	113	162
Amortization of fair value of debt acquired	(219)	(307)
Non-cash stock compensation	544	872
Straight-line rents	(750)	(1,125)
Fair value lease revenue	175	287

Adjusted funds from operations (AFFO)	$9,563	$14,258

FFO per share – diluted	$0.26	$0.39

AFFO per share – diluted	$0.28	$0.42

Weighted-average common shares outstanding – diluted	34,129,493	33,767,575

We present funds from operations, or FFO, because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs. We calculate AFFO by adding to FFO (a) amounts received pursuant to master lease agreements on certain properties, which are not included in rental income for GAAP purposes, and (b) non-cash operating revenues and expenses. Other equity REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other equity REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our operations.